SECOND AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT
AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”), dated as of October 3, 2014, to the Amended and Restated Guarantee and Collateral Agreement, dated as of May 3, 2011 (as amended, modified or supplemented from time to time through the date hereof, the “Guarantee and Collateral Agreement”), made by Avis Budget Holdings, LLC (“Holdings”), Avis Budget Car Rental, LLC (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto (collectively with Holdings and the Borrower, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.
RECITALS:
WHEREAS, the Borrower and Holding are parties to the Second Amended and Restated Credit Agreement, dated as of August 2, 2013 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”), with the Lenders (as defined therein) party thereto and the Administrative Agent;
WHEREAS, the Grantors are parties to the Guarantee and Collateral Agreement and certain other Loan Documents (as defined in the Existing Credit Agreement);
WHEREAS, Holdings, the Borrower, the Required Lenders and the Administrative Agent intend to enter into that certain Third Amended and Restated Credit Agreement, dated as of October 3, 2014 (the “Amended and Restated Credit Agreement”) to amend and restate the Existing Credit Agreement in its entirety;
WHEREAS, in connection with the Amended and Restated Credit Agreement, the Grantors have requested that the Guarantee and Collateral Agreement be amended as set forth herein; and
WHEREAS, as permitted by Section 10.1 of the Existing Credit Agreement, the Administrative Agent (acting with the written consent of the Required Lenders) is willing to agree to this Amendment upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein (including in the recitals above) as such terms are defined in the Amended and Restated Credit Agreement or the Guarantee and Collateral Agreement, as the context may require.
SECTION 2. Amendments to the Guarantee and Collateral Agreement. Section 4 of the Guarantee and Collateral Agreement is hereby amended to insert the phrase “and/or the Centre Point Financing Program” immediately after the phrase “AESOP Financing Program” in clause (d) of the definition of “Excluded Property” contained therein.
SECTION 3. Reaffirmation. Each Grantor hereby agrees that (a) all of its obligations, liabilities and indebtedness under each Loan Document to which it is a party shall remain in full force and effect on a continuous basis after giving effect to this Amendment and its guarantee, if any, of the obligations, liabilities and indebtedness of the other Loan Parties under the Amended and Restated Credit Agreement shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (b) all of the Liens and security interests created and arising under each Loan Document to which it is a party remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Amended and Restated Credit Agreement and under its guarantees, if any, in the Loan Documents, including, without limitation, the obligations under the Amended and Restated Credit Agreement.

SECTION 4. Conditions. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (i) the Administrative Agent shall have received this Amendment duly executed and delivered by a duly authorized officer of each of (A) the Grantors and (B) the Administrative Agent and (ii) the Restatement Effective Date with respect to the Amended and Restated Credit Agreement shall have occurred.

SECTION 5. Continuing Effect; No Other Amendments or Consents.
(a) Except as expressly provided herein, all of the terms and provisions of the Guarantee and Collateral Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Guarantee and Collateral Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Guarantee and Collateral Agreement or any other Loan Document or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Amendment Effective Date, each reference in the Guarantee and Collateral Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to “Guarantee and Collateral Agreement,” “thereunder,” “thereof” or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Guarantee and Collateral Agreement as amended hereby.
(b) The parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document and a Security Document.
SECTION 6. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Amended and Restated Credit Agreement.
SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

AVIS BUDGET HOLDINGS, LLC
By:	/s/ Rochelle M. Tarlowe
Name: Rochelle M. Tarlowe Title: Vice President and Treasurer

[Signature Page to Guarantee and Collateral Agreement Amendment]

AVIS BUDGET CAR RENTAL, LLC
By:	/s/ Rochelle M. Tarlowe
Name: Rochelle M. Tarlowe Title: Vice President and Treasurer

AVIS BUDGET FINANCE, INC.
AVIS ASIA AND PACIFIC, LLC
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS RENT A CAR SYSTEM, LLC
PF CLAIMS MANAGEMENT, LTD.
WIZARD CO., INC.
AB CAR RENTAL SERVICES, INC.
ARACS LLC
AVIS OPERATIONS, LLC
PR HOLDCO, INC.
WIZARD SERVICES, INC.

By:	/s/ Rochelle M. Tarlowe
Name: Rochelle M. Tarlowe Title: Vice President and Treasurer

BUDGET RENT A CAR LICENSOR, LLC BGI LEASING, INC. BUDGET RENT A CAR SYSTEM, INC. BUDGET TRUCK RENTAL LLC RUNABOUT, LLC ZIPCAR, INC.
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	Richard W. Duker
Name: Richard W. Duker Title: Managing Director